UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018

COLUMBIA FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38456	22-3504946
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19-01 Route 208 North, Fair Lawn, New Jersey 07410

(Address of principal executive offices) (Zip Code)

(800) 522-4167

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 19, 2018, Columbia Financial, Inc. (the “Company”), the holding company for Columbia Bank (the “Bank”), issued a press release announcing that the Company has completed its minority stock offering. The Company’s stock is expected to trade on the Nasdaq Global Select Market under the trading symbol “CLBK” beginning on April 20, 2018.

In connection with the closing, the Company issued 62,580,155 shares of its common stock to Columbia Bank MHC, the Company’s mutual holding company, 3,476,675 shares to the Columbia Bank Foundation, the Bank’s charitable foundation, and 49,832,345 shares to depositors of the Bank who subscribed for and were allocated shares in the minority stock offering, as well as the Columbia Bank Employee Stock Ownership Plan.

Separately, Columbia Financial also announced that the Company intends to redeem its outstanding $50 million principal amount of 8.0% Capital Securities (the “Capital Securities”) issued by Columbia Financial Capital Trust I, a wholly-owned subsidiary of the Company. The Company anticipates that the redemption date for the Capital Securities will be August 15, 2018, the next interest payment date for the Capital Securities.

A copy of the Company’s press release, dated April 19, 2018, is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Other Exhibits.

(d)	Exhibits

Number	Description

99.1	Press Release dated April 19, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBIA FINANCIAL, INC.

Date: April 20, 2018	By:	/s/ Thomas J. Kemly
Thomas J. Kemly
President and Chief Executive Officer